QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities Exchange Commission on February 14, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENTERSPAN COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Oregon	93-1040330
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

7175 N.W. Evergreen Parkway, Suite 400
Hillsboro, Oregon 97124-5839
(503) 615-3200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

FRANK G. HAUSMANN, JR.
Chairman and Chief Executive Officer
CenterSpan Communications Corporation
7175 N.W. Evergreen Parkway, Suite 400
Hillsboro, Oregon 97124-5839
(503) 615-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

ANDREW J. DEMETRIOU
Jones, Day, Reavis & Pogue
555 West Fifth Street, Suite 4600
Los Angeles, California 90013-1025
(213) 489-3939

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock	333,333	$16.88	$5,625,661.04	$1,406.67

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based on the high and low sales prices of the Common Stock on February 14, 2001.

   The Registrant hereby undertakes to amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

333,333 Shares
CENTERSPAN COMMUNICATIONS CORPORATION
Common Stock

    The following shareholder of CenterSpan Communications or his successors may offer for sale up to 333,333 shares of common stock at various times: Scour, Inc. as debtor and debtor in possession.

    CenterSpan Communications will not receive any proceeds from the sale of the shares by the selling shareholders.

    Our common stock trades on the Nasdaq National Market under the symbol "CSCC."

    Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 2.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 14, 2001.

TABLE OF CONTENTS

CENTERSPAN COMMUNICATIONS CORPORATION	1
RISK FACTORS	2
We Have A Limited Operating History And Are Subject To The Risks That Our Solutions Are Not Adopted By Consumers	2
We Have A History Of Losses, We Expect To Continue To Incur Losses And We May Not Achieve Or Maintain Profitability	2
We May Not Achieve Anticipated Revenues If Consumers Fail To Use Our Single Current Product Or If We Do Not Successfully Introduce Products Under Development, Or If Consumers Fail To Use These Products Once They Have Been Introduced	2
The Market For Internet Digital Distribution, Community, Collaboration And Communications Products Has Only Recently Begun To Develop, And If Consumers Do Not Widely Use These Products, Our Business Could Be Harmed	2
We Need To Establish And Maintain Strategic Alliances With Major Digital Distribution Content Providers To Generate Revenues; However, We Have Entered Into Only A Small Number Of Strategic Partnerships	3
We May Not Be Able to Successfully Effect Viral Expansion	3
Our Products Have Short Life Cycles, and We May Not be Able to Successfully Introduce New Products Before Existing Cycles End	3
We Face Significant Competition From Companies That May Have Greater Resources And Experience Than We Do	3
We May Not be Able to Develop Acceptable New Products or Enhancements to Our Existing Products at the Rate Required by Our Rapidly Changing Markets, Which Could Adversely Affect Us	4
The Loss of Key Personnel Could Adversely Affect Our Business and Decrease the Value of Your Investment	4
Our Failure to Attract and Retain Additional Personnel Could Adversely Affect Our Business and Decrease the Value of Your Investment	4
We May Not Be Able To Make Desired Acquisitions Or Integrate Acquired Companies Into Our Operations	4
The Strain that Changes in Our Growth Rate May Place Upon Our Systems and Management Resources May Adversely Affect Our Business and Decrease the Value of Your Investment	5
We May Need to Access Additional Funds to Finance Ongoing Operations, Which May Require Us to Commit Significant Amounts of Capital to Debt Service and Could Result in Dilution to Our Shareholders	5
We May be Unable to Protect Our Intellectual Property, Which Could Result in Competitors Obtaining Access to Proprietary Information	5
Others May Bring Intellectual Property Infringement Claims Against Us, Which Could Require Significant Resources to Defend and Could Lead to Restrictions on Our Current Operations	6
Product Defects Could Lead to Losses of Customers	6
The Market Price for Our Common Stock, Like Other Technology Stocks, May be Volatile	6
FORWARD-LOOKING INFORMATION	7
HOW TO OBTAIN MORE INFORMATION	8
SELLING SHAREHOLDER	9
PLAN OF DISTRIBUTION	10
VALIDITY OF COMMON STOCK	11
EXPERTS	11

CENTERSPAN COMMUNICATIONS CORPORATION

    We are a developer and marketer of peer-to-peer Internet communication and collaboration solutions. We are developing a next generation subscription based peer-to-peer digital distribution channel which we are calling the new Scour Exchange™, enabling members to publish, search and acquire digital content, such as music and video files, in a secure and legal environment. We expect to derive the majority of our revenue from the new Scour Exchange™ as a subscription based file sharing network and from licensing or application service provider fees relative to the new Scour Exchange™ technology platform. We currently have one generally available product, Socket™, which is based on three technologies developed by the Intel Architecture Labs. These technologies facilitate PC-to-PC text messaging and multi-point audio over the Internet, enabling communication and collaborative information sharing.

    We were incorporated in Oregon in 1990 as ThrustMaster, Inc. In 1999, we changed our name to CenterSpan Communications Corporation in connection with the sale of our PC game controller hardware business. Our principal executive offices are located at, 7175 N.W. Evergreen Parkway, Suite 400, Hillsboro, Oregon 97124-5839. Our main telephone number is (503) 615-3200.

RISK FACTORS

    Before investing in our common stock, you should consider carefully the following factors, as well as the information contained in the rest of this prospectus and in the documents we incorporate by reference.

We Have A Limited Operating History And Are Subject To The Risks That Our Solutions Are Not Adopted By Consumers

    We commenced our software business in mid-1998. Accordingly, we have a limited operating history with which you can evaluate our current business and prospects. Our business is new and will not be successful unless consumers adopt wide usage of our products and services and revenues are generated from customers and e-commerce partners. In addition, our prospects must be considered in light of the risks and uncertainties encountered by early stage companies in new and rapidly evolving markets such as the Internet file sharing community, collaboration and communications markets.

We Have A History Of Losses, We Expect To Continue To Incur Losses And We May Not Achieve Or Maintain Profitability

    We may never generate sufficient revenues for profitability. We have derived insignificant revenues from our software business and have incurred substantial net losses in every quarter since we began our software operations. We cannot predict when, if ever, we will achieve profitability. We incurred net losses from our software business of $1,033,000 in 1998, $10,640,000 in 1999 and $7,220,000 for the nine months ended September 30, 2000. In addition, we plan to increase our operating expenses to implement our peer-to-peer digital distribution channel through increased staffing and organizational expenses, marketing costs, capital expenditures and other expenses. As a result, we expect to incur significant operating losses on a quarterly and annual basis for the foreseeable future.

We May Not Achieve Anticipated Revenues If Consumers Fail To Use Our Single Current Product Or If We Do Not Successfully Introduce Products Under Development, Or If Consumers Fail To Use These Products Once They Have Been Introduced

    The revenue and profit potential related to our single current product, Socket™, and the new Scour Exchange™ currently under development are unproven. We have placed over one million copies of the Socket™ Product, but this product has generated only insignificant revenue to date. The new Scour Exchange™ currently under development is scheduled for beta release in the first quarter of 2001. Neither Socket™, The new Scour Exchange™, nor other future products may achieve widespread consumer acceptance, which would adversely affect our revenues.

The Market For Internet Digital Distribution, Community, Collaboration And Communications Products Has Only Recently Begun To Develop, And If Consumers Do Not Widely Use These Products, Our Business Could Be Harmed

    We cannot predict the size of the market for Internet subscription based digital distribution channels and community, collaboration and communications products, the rate at which that market will grow, or whether consumers will widely accept products such as those we now offer or are developing. Any event that results in decreased consumer use of Internet digital distribution, community, collaboration and communications products could harm our business. We expect to depend on Internet-based digital distribution and community, collaboration and communications products for substantially all of our revenues in the foreseeable future. However, the market for these products has only recently begun to develop and may not mature.

We Need To Establish And Maintain Strategic Alliances With Major Digital Distribution Content Providers To Generate Revenues; However, We Have Entered Into Only A Small Number Of Strategic Partnerships

    Our revenue model is based on a subscription based file sharing digital distribution network and from licensing or application service provider fees relative to the first new Scour Exchange™ technology platform. We have only established a limited number of digital distribution content provider alliances, and these alliances are still relatively new and have not generated significant revenue. If we fail to maintain or derive the anticipated benefit from our existing relationships or establish and maintain new strategic alliances, we may not be able to expand our distribution and revenues as anticipated.

We May Not Be Able to Successfully Effect Viral Expansion

    We anticipate that word-of-mouth, or viral expansion, will be a large part of our distribution channel. We anticipate that if we are unable to attract a significant number of customers through viral expansion, we will need to determine other acceptable methods of distribution for our products. None of these distribution methods may be successful.

Our Products Have Short Life Cycles, and We May Not be Able to Successfully Introduce New Products Before Existing Cycles End

    The markets for our products are characterized by frequent new product introductions and product obsolescence. These factors typically result in short product life cycles. If we do not successfully introduce new products within a given product cycle, our sales will be adversely affected for that cycle and possibly for subsequent cycles. Failure to timely introduce these products could also impair our brand name and ability to maintain relationships with strategic partners. In addition, each new product cycle presents new opportunities for competitors to gain a product advantage or increase their market share.

We Face Significant Competition From Companies That May Have Greater Resources And Experience Than We Do

    The Internet subscription based digital distribution channel and community, collaboration and communications business is very competitive. We expect competition to increase in the future. Our principal competitors include Internet music distributors through digital download or streaming technologies such as MP3.com, Liquid Audio and Real Networks as well as providers of the instant messaging services, such as AOL Time Warner, Yahoo! and Microsoft. Many of our current and future competitors may have advantages over us, including:

  •
  longer operating histories;

  •
  larger customer bases;

  •
  substantially greater financial, technical, sales and marketing resources;

  •
  greater name recognition; and

  •
  ability to more easily provide a comprehensive software solution.

    Our current and potential competitors may establish cooperative relationships among themselves or with third parties that would increase their ability to compete with us. In addition, competitors may be able to adapt more quickly than we can to new or emerging technologies and changes in customer needs, or to devote more resources to promoting and selling their products. If we fail to adapt to market demands and to compete successfully with existing and new competitors, our business and financial performance would suffer.

We May Not be Able to Develop Acceptable New Products or Enhancements to Our Existing Products at the Rate Required by Our Rapidly Changing Markets, Which Could Adversely Affect Us

    Our future success depends upon our ability to address the rapidly changing needs of our customers by developing and introducing high quality products and product enhancements on a timely basis and by keeping pace with technological developments and emerging industry standards. The markets for our products are rapidly evolving. Failure to gain market acceptance of our products, or to develop and release enhanced or new products, or delays or quality problems in doing so, could have a material adverse effect on our business, results of operations, and financial condition. As is common in rapidly evolving markets, demand and market acceptance for recently introduced products are subject to high levels of uncertainty and risk. The markets for our products may not expand or develop.

The Loss of Key Personnel Could Adversely Affect Our Business and Decrease the Value of Your Investment

    Our success depends largely upon the continued services of our executive officers and other key management and development personnel. The loss of the services of one or more of our executive officers, engineering personnel, or other key employees could have a material adverse effect on our business, results of operations, and financial condition. Our employees are employed on an "at will" basis and could terminate their employment with us at any time. We do not maintain key person life insurance policies on any of our employees.

Our Failure to Attract and Retain Additional Personnel Could Adversely Affect Our Business and Decrease the Value of Your Investment

    Our future success also depends on our ability to attract and retain highly qualified personnel. We may not be successful in attracting or retaining qualified personnel, which could have a material adverse effect on our business, results of operations, and financial condition. The competition for qualified personnel in the software markets is intense, and we may be unable to attract, assimilate, or retain additional highly qualified personnel in the future. We attempt to hire engineers with high levels of experience in designing and developing software in time- pressured environments. There is a limited number of qualified engineers in our geographic location, resulting in intense competition for their services.

We May Not Be Able To Make Desired Acquisitions Or Integrate Acquired Companies Into Our Operations

    A component of our growth strategy is to selectively acquire complementary companies, products or technologies, such as our acquisition of assets from the selling shareholder, Scour, Inc. We may not be successful in integrating the Scour, Inc. assets or completing and integrating any future acquisitions. In addition, we may not be able to complete acquisitions on terms acceptable to us. In connection with any acquisitions, we could:

  •
  issue stock that would dilute our current shareholders' percentage ownership;

  •
  incur debt and assume liabilities, which may increase our leverage and cash required to service debt; and

  •
  incur amortization expenses related to goodwill and other intangible assets or incur large and immediate write-offs.

Future acquisitions also could pose numerous additional risks to our operations, including:

  •
  problems integrating the purchased operations, technologies or products;

  •
  unanticipated costs;

  •
  diversion of management's attention from our core business;

  •
  adverse effects on existing business relationships with strategic partners and customers;

  •
  entering markets in which we have no or limited prior experience; and

  •
  potential loss of key employees, particularly those of the purchased organization.

    We have limited experience with completing and integrating acquisitions as a team. Our failure to effectively integrate any acquired businesses could adversely affect us.

The Strain that Changes in Our Growth Rate May Place Upon Our Systems and Management Resources May Adversely Affect Our Business and Decrease the Value of Your Investment

    Any failure to properly manage our growth could have a material adverse effect on our business, results of operations, and financial condition. Growth will place significant challenges on our management, administrative, and operational resources. To properly manage our business, we must, among other things, implement and improve additional and existing administrative, financial, and operational systems, procedures, and controls on a timely basis. We may not be able to complete the necessary improvements to our systems, procedures, and controls necessary to support our future operations in a timely manner. Management may not be able to hire, train, retain, motivate, and manage required personnel and may not be able to successfully identify, manage, and exploit existing and potential market opportunities.

We May Need to Access Additional Funds to Finance Ongoing Operations, Which May Require Us to Commit Significant Amounts of Capital to Debt Service and Could Result in Dilution to Our Shareholders

    As of February 14, 2001, we believe that available funds together with additional investments will be adequate to meet our anticipated cash needs during the next 12 months. However, additional capital beyond the amounts currently forecast by us may be required and may not be available on reasonable terms, if at all. Additional financing may involve public or private offerings of debt or equity securities, and may include bank debt. Debt financing may increase our leveraged position, require us to devote significant cash to service debt and limit funds available for working capital, capital expenditures, and general corporate purposes. Any of these results could increase our vulnerability to adverse economic and industry conditions and competitive pressures. Equity financing may cause additional dilution to purchasers of our common stock.

We May be Unable to Protect Our Intellectual Property, Which Could Result in Competitors Obtaining Access to Proprietary Information

    We regard substantial elements of our products as proprietary and attempt to protect them by relying on patent, trademark, service mark, trade dress, copyright, and trade secret laws and restrictions, as well as confidentiality procedures and contractual provisions. Any steps we take to protect our intellectual property may be inadequate, time consuming, and expensive. In addition, despite our efforts, we may be unable to prevent third-parties from infringing upon or misappropriating our intellectual property. Any infringement or misappropriation could have a material adverse effect on our business, results of operations, and financial condition. Currently issued patents or any new patent applications may not provide us with any competitive advantages, or may be challenged by third parties. Effective trademark, copyright, and trade secret protection may not be available in every country in which our products are distributed. In addition, our competitors may independently develop similar technology that substantially limits the value of our intellectual property.

Others May Bring Intellectual Property Infringement Claims Against Us, Which Could Require Significant Resources to Defend and Could Lead to Restrictions on Our Current Operations

    In addition to the technology we have developed internally, we also have acquired or licensed technologies from other companies. Our internally developed technology or the technology we acquired or licensed may infringe on a third party's intellectual property rights and third parties may bring claims against us alleging infringement of their intellectual property rights. Any infringement or claim of infringement could have a material adverse affect on our business, result of operations, and financial condition.

    In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. We are not currently involved in any intellectual property litigation. We may, however, be a party to litigation in the future to protect our intellectual property or as a result of an alleged infringement of others' intellectual property. These potential claims and any resulting litigation could subject us to significant liability for damages and invalidation of our proprietary rights. Any litigation involving intellectual property, regardless of its success, likely would be time-consuming and expensive to defend and would divert management time and attention. Any potential intellectual property litigation could also force us to do one or more of the following:

  •
  Cease selling, incorporating, or using products or services that incorporate the challenged intellectual property;

  •
  Obtain from the holder of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on reasonable terms, or at all; and

  •
  Redesign those products or services that incorporate the technology at issue.

    Any of these results could have a material adverse effect on our business, results of operations, and financial condition.

Product Defects Could Lead to Losses of Customers

    Our products may contain undetected errors or "bugs" when first introduced or as new versions or enhancements are released. Despite our internal testing, these errors may be discovered only after our products have been installed and used by customers. These undetected errors may relate to components supplied to us. Our products are complex as a result of factors including:

  •
  Advanced functionality;

  •
  The diverse operating environments in which the products may be deployed;

  •
  The potential need for interoperability; and

  •
  The multiple versions of our products that will need to be supported for diverse operating platforms and standards.

    The complexity of our products increases the likelihood that they may contain errors when introduced. Problems encountered by customers or product recalls could materially adversely affect our business, financial condition and results of operations.

The Market Price for Our Common Stock, Like Other Technology Stocks, May be Volatile

    The value of your investment in CenterSpan could decline due to the impact of any of the following factors upon the market price of our common stock:

  •
  Variations in our actual and anticipated operating results;

  •
  Changes in our earnings estimates by analysts;

  •
  Our failure to meet analysts' performance expectations; and

  •
  Lack of liquidity.

    The stock markets have recently experienced stock price and volume volatility that has affected companies' stock prices. The stock markets may continue to experience volatility that may adversely affect the market price of our common stock. Stock prices for many companies in the technology sector have experienced wide fluctuations that have often been unrelated to their operating performance. Fluctuations such as these may affect the market price of our common stock.

FORWARD-LOOKING INFORMATION

    This prospectus and the documents we incorporate by reference contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Act provides a "safe harbor" for forward- looking statements to encourage companies to provide prospective information about themselves so long as they identify these statement as forward-looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact we make in this prospectus or in any document incorporated by reference are forward-looking. In particular, statements regarding industry prospects and our future results of operations or financial position are forward-looking statements. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," estimates," and similar expressions identify forward-looking statements. But the absence of these words does not mean the statement is not forward-looking. The Company's peer-to-peer Internet communications and collaboration initiative is a new business in a rapidly evolving market. Specific statements regarding the expected closing of new equity financing, the timely release of new products, number of registered users, new business opportunities, new revenue model and potential earnings leverage are forward-looking statements. We cannot guarantee any of the forward-looking statements, which are subject to risks, uncertainties and assumptions that are difficult to predict. Actual results may differ materially from those we forecast in forward-looking statements due to a variety of factors, including those set forth in the section entitled "Risk Factors," elsewhere in this prospectus and in the documents we have incorporated by reference. We do not intend to update any forward-looking statements due to new information, future events or otherwise.

HOW TO OBTAIN MORE INFORMATION

    We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read any document we file at the SEC's public reference rooms in Washington, D.C., Chicago, Illinois and New York, New York. Please call the SEC toll free at 1-800-732-0330 for information about its public reference rooms. You may also read our filings at the SEC's web site at http://www.sec.gov.

    We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933. This prospectus does not contain all of the information in the registration statement. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC's public reference rooms or from its web site. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

    The SEC allows us to "incorporate by reference" into this prospectus information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 until this offering is completed:

  1.
  CenterSpan's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2000;

  2.
  CenterSpan's Annual Report on Form 10-K for the year ended December 31, 1999;

  3.
  The description of our common stock in CenterSpan's (fka ThrustMaster, Inc.) Registration Statement on Form 8-A filed on February 8, 1995, including any amendment or report filed to update the description;

  4.
  Part III of CenterSpan's Definitive Proxy Statement filed with the SEC on April 17, 2000;

  5.
  CenterSpan's Current Report on Form 8-K filed with the SEC or January 3, 2001;

  6.
  CenterSpan's Definitive Proxy Statement filed with the SEC on January 31, 2001; and

  7.
  All other documents filed by CenterSpan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

    You may obtain copies of these documents, other than exhibits, free of charge by contacting CenterSpan's corporate secretary at our principal offices, which are located at 7175 N.W. Evergreen Parkway, Suite 400, Hillsboro, Oregon 97124-5839, telephone number (503) 615-3200.

    You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. The selling shareholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

SELLING SHAREHOLDER

    The following table presents information regarding the selling shareholder and the number of shares of our common stock he may offer by this prospectus as of February 14, 2001. The information under the column entitled "Number of Shares of Common Stock Beneficially Owned After the Offering" assumes that all shares of common stock offered by this prospectus have been sold.

	Number of Shares of Common Stock Beneficially Owned Prior to the Offering		Shares of Common Stock Beneficially Owned After the Offering
		Number of Shares of Common Stock Offered Hereby
Selling Shareholder			Number of Shares	Percentage of Class
Scour, Inc. as debtor and debtor in possession	333,333	333,333	0	*

*
Assuming a sale of all of the common shares, less than one percent (1%).

    On December 19, 2000, we issued to the selling shareholder, pursuant to an Asset Purchase Agreement, dated December 18, 2000, the 333,333 shares of our common stock offered hereby in partial exchange for assets of the selling shareholder. For this purpose our common stock was valued in the aggregate at $3,500,000, or $10.50 per share.

    The initial sale of the shares was not registered under the Securities Act of 1933. The selling shareholder has represented to us that it purchased the shares for its own account, for investment only and not with a view towards selling or distributing them, except pursuant to sales registered under the Securities Act or applicable exemptions. We have agreed with the selling shareholder to file the registration statement to register the resale of the shares, and to use commercially reasonable efforts to have the registration statement declared effective and to maintain the effectiveness of it for at least two years.

PLAN OF DISTRIBUTION

    We are registering the shares on behalf of the selling shareholder and its successors, including donees and pledgees who may sell shares they receive from the selling shareholder after the date of this prospectus. We will not receive any proceeds from the sale of shares by the selling shareholder or its successors. The selling shareholder or its successors may sell all of the shares from time to time in transactions in the over-the-counter market through Nasdaq, on one or more other securities markets and exchanges, or in privately negotiated transactions. They may sell the shares at fixed prices, at market prices prevailing at the time of sale, or at negotiated prices. The selling shareholder may use any one or more of the following methods when selling shares:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  short sales;

  •
  broker-dealers may agree with the selling shareholders to sell a specified number of the shares at a stipulated price per share;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

    The selling shareholder may also sell shares under SEC Rule 144, if available, rather than under this prospectus.

    The selling shareholder may effect short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities. The selling shareholder may sell or deliver the shares in connection with these trades. The selling shareholder may pledge the shares to his broker under the margin provisions of customer agreements. If the selling shareholder defaults on a margin loan, the broker may offer and sell the pledged shares from time to time.

    The selling shareholder has advised us that it has not entered into any agreements, understandings or arrangements for the sale of the shares with any underwriters or broker-dealers. It has also advised us that no underwriter or coordinating broker is now acting in connection with the proposed sale of shares.

    If the selling shareholder notifies us that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus if required pursuant to Rule 424(b) under the Securities Act. The supplement will disclose:

  •
  the name of the selling shareholder and of the participating broker- dealer;

  •
  the number of shares involved;

  •
  the price at which the shares were sold;

  •
  any applicable commissions paid or discounts or concessions allowed to such broker-dealer;

  •
  that such broker-dealer did not conduct any investigation to verify the information set forth or incorporated by reference in this prospectus; and

  •
  other facts material to the transaction.

    Broker-dealers engaged by the selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions, concessions or discounts from the selling shareholder and the purchasers. The selling shareholder does not expect these commissions, concessions and discounts to exceed what is customary in the types of transactions involved.

    The selling shareholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act. In such event, any commissions received by them and any profit on the resale of the shares may be deemed to be underwriting commissions or discounts under the Securities Act. If the selling shareholder is an "underwriter" within the meaning of Section 2(11) of the Securities Act he will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholder that the anti-manipulation provisions of Regulation M of the Securities Exchange Act may restrict his sales in the market.

    We will pay all expenses of the registration and sale of the shares, other than selling commissions and fees and stock transfer taxes. We have also agreed to indemnify the selling shareholder and broker-dealers who assist in the sale of the shares against liabilities based upon any untrue or alleged untrue statements of material fact in this prospectus or the related registration statement or upon any omission or alleged omission of a material fact required to be included in this prospectus or the registration statement or necessary to make the statements herein and therein not misleading. We will not be required to provide indemnification to the extent any untrue or alleged untrue statement was included, or an omission or alleged omission was made, as a result of information furnished by the selling shareholder.

    We cannot guarantee that the selling shareholder will sell any or all of the shares.

VALIDITY OF COMMON STOCK

    Miller Nash LLP will opine as to the due authorization and valid issuance of the shares of common stock offered by this prospectus and as to the fully paid and nonassessable nature of such shares.

EXPERTS

    The financial statements of CenterSpan Communications Corporation and its subsidiaries as of and for the year ended December 31, 1999, have been incorporated by reference herein and in the registration statements in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The financial statements as of December 31, 1998 and for the years ended December 31, 1998 and 1997 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    We have not authorized any person to give you any information or to make any representations other than those contained in this prospectus. You should not rely on any information or representations other than this prospectus. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than our common stock. It is not an offer to sell or a solicitation of an offer to buy securities if the offer or solicitation would be unlawful. The affairs of CenterSpan may have changed since the date of this prospectus. You should not assume that the information in this prospectus is correct at any time subsequent to its date.

333,333 Shares
CENTERSPAN COMMUNICATIONS CORPORATION
Common Stock

Prospectus

February 14, 2001

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

    The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and the Nasdaq National Market additional listing fee. The selling shareholders will pay all selling commissions and fees and stock transfer taxes.

SEC registration fee	$1,406.67
Legal fees and expenses	$7,500.00
Accounting fees and expenses	$5,000.00
Miscellaneous fees and expenses	None
Total	$13,906.67

Item 15.  Indemnification of Directors and Officers

    As an Oregon corporation, the Registrant is subject to the Oregon Business Corporation Act. Pursuant to Section 60.047(2)(d) of the Oregon Business Corporation Act, Article X of the Registrant's Articles of Incorporation (Exhibit 4.1 hereto) eliminates the liability of the Registrant's directors to the Registrant or its shareholders, except for any liability related to (1) any breach of the duty of loyalty to the Registrant or its shareholders; (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) any distribution that is unlawful under the Oregon Business Corporation Act; or (4) any transaction from which the director derived an improper personal benefit.

    Sections 60.391 and 60.407(2) of the Oregon Business Corporation Act allow corporations to indemnify their directors and officers, respectively, against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not opposed to the corporation's best interests and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful. Under the Oregon Business Corporation Act, corporations may not indemnify against liability in connection with a claim by or in the right of the corporation or for any improper personal benefit in which the director or officer was adjudged liable to the corporation. Sections 60.394 and 60.407(1) of the Oregon Business Corporation Act mandate indemnification of directors and officers, respectively, for all reasonable expenses incurred in the successful defense of any claim made or threatened, whether or not such claim was by or in the right of the corporation. Finally, pursuant to the Sections 60.401 and 60.407(1) of the Oregon Business Corporation Act, a court may order indemnification in view of all the relevant circumstances, whether or not the director or officer met the good-faith and reasonable belief standards of conduct set out in Section 60.391 of the Oregon Business Corporation Act or was adjudged liable to the corporation.

    Section 60.414 of the Oregon Business Corporation Act also provides that the statutory indemnification provisions are not deemed exclusive of any other rights to which directors or officers may be entitled under a corporation's articles of incorporation or bylaws, any agreement, general or specific action of the board of directors, vote of shareholders or otherwise.

    The Registrant's Amended and Restated Bylaws require indemnification of directors and officers of the Registrant to the fullest extent not prohibited by law.

Item 16.  Exhibits

Exhibit No.	Description
*4.1	Description of Capital Stock contained in the Articles of Incorporation, as amended
@4.2	Description of Rights of Security Holders contained in the Amended and Restated Bylaws
$4.3	Form of Certificate for Shares of Common Stock
&4.4	Asset Purchase Agreement dated as of December 18, 2000 between CenterSpan and Scour, Inc. as debtor and debtor in possession.
23.1	Consent of PricewaterhouseCoopers LLP, independent accountants
23.2	Consent of KPMG LLP, independent auditors
24.1	Power of Attorney (included on signature pages hereof)

*
Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2 filed on January 5, 1995, as amended on February 7, 1995, and February 24, 1995 (File No. 33-88252-LA).

@
Incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

$
Incorporated by reference to the same exhibit number from the Registrant's Registration Statement on Form SB-2 filed on January 5, 1995, as amended on February 7, 1995, and February 24, 1995 (File No. 33-88252-LA).

&
Incorporated by reference to Exhibit 2.1 to the Registrant's Report on Form 8-K, filed on January 3, 2001.

Item 17.  Undertakings

  A.
  The undersigned Registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B.  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    D.  The undersigned Registrant hereby undertakes that:

    (1)
    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2)
    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on February 14, 2001.

CENTERSPAN COMMUNICATIONS CORPORATION
By:	/s/ FRANK G. HAUSMANN, JR. Frank G. Hausmann, Jr. Chairman of the Board, President, Chief Executive Officer and Director

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Frank G. Hausmann, Jr. and Mark Conan, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 14, 2001.

/s/ FRANK G. HAUSMANN, JR. Frank G. Hausmann, Jr.	Chairman of the Board, President, Chief Executive Officer and Director
/s/ MARK CONAN Mark Conan	Vice President of Finance and Chief Financial Officer (principal financial officer)
/s/ DAVID BILLSTROM David Billstrom	Director
Gen. Merrill A. McPeak	Director

Jerome M. Meyer	Director
/s/ LEE E. MIKLES Lee E. Mikles	Director
G. Gerald Pratt	Director
/s/ FREDERICK M. STEVENS Frederick M. Stevens	Director

EXHIBIT INDEX

Exhibit No.	Description
*4.1	Description of Capital Stock contained in the Articles of Incorporation, as amended
@4.2	Description of Rights of Security Holders contained in the Amended and Restated Bylaws
$4.3	Form of Certificate for Shares of Common Stock
&4.4	Asset Purchase Agreement dated as of December 18, 2000 between CenterSpan and Scour, Inc. as debtor and debtor in possession.
23.1	Consent of PricewaterhouseCoopers LLP, independent auditors
23.2	Consent of KPMG LLP, independent accountants
24.1	Power of Attorney (included on signature pages hereof)

*
Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2 filed on January 5, 1995, as amended on February 7, 1995, and February 24, 1995 (File No. 33-88252-LA).

@
Incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996.

$
Incorporated by reference to the same exhibit number from the Registrant's Registration Statement on Form SB-2 filed on January 5, 1995, as amended on February 7, 1995, and February 24, 1995 (File No. 33-88252-LA).

&
Incorporated by reference to Exhibit 2.1 to the Registrant's Report on Form 8-K, filed on January 3, 2001.

QuickLinks

TABLE OF CONTENTS
CENTERSPAN COMMUNICATIONS CORPORATION
RISK FACTORS
FORWARD-LOOKING INFORMATION
HOW TO OBTAIN MORE INFORMATION
SELLING SHAREHOLDER
PLAN OF DISTRIBUTION
VALIDITY OF COMMON STOCK
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX